Exhibit 99.1

Orrstown Financial Services, Inc. and Codorus Valley Bancorp, Inc. Announce Receipt of Regulatory Approvals for Merger of Equals

SHIPPENSBURG, PA and YORK, PA, June 17, 2024 (GLOBE NEWSWIRE) - Orrstown Financial Services, Inc. (“Orrstown”) (NASDAQ: ORRF), the parent company of Orrstown Bank, and Codorus Valley Bancorp, Inc. (“Codorus Valley”) (NASDAQ: CVLY), the parent company of PeoplesBank, A Codorus Valley Company, today announced that they have received the requisite regulatory approvals and waivers from the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking and Securities for their previously announced merger of equals. The parties anticipate closing the transaction on July 1, 2024, subject to the satisfaction of customary closing conditions.

About Orrstown

Orrstown Financial Services, Inc. and its wholly owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Adams, Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes adjacent counties in Pennsylvania and Maryland, as well as Loudon County, Virginia and Berkeley, Jefferson and Morgan Counties, West Virginia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “ORRF”.

About Codorus Valley

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol “CVLY”.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Orrstown and Codorus Valley.

Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Orrstown’s and Codorus Valley’s current expectations and assumptions regarding Orrstown’s and Codorus Valley’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties, or other factors could affect Orrstown’s or Codorus Valley’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between Orrstown and Codorus Valley; the outcome of any legal proceedings that may be instituted against Orrstown or Codorus Valley; delays in completing the proposed transaction; the failure to satisfy any conditions to the proposed transaction on a timely basis or at all, including the ability of Orrstown and Codorus Valley to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Orrstown and Codorus Valley do business; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility that revenues following the proposed transaction may be lower than expected; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the ability to complete the proposed transaction and integration of Orrstown and Codorus Valley successfully; the dilution caused by Orrstown’s issuance of additional shares of its capital stock in connection with the proposed transaction; and the potential impact of general economic, political or market factors on the companies or the proposed transaction and other factors that may affect future results of Orrstown or Codorus Valley. The foregoing list of factors is not exhaustive. Except to the extent required by applicable law or regulation, each of Orrstown and Codorus Valley disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Orrstown, Codorus Valley and factors which could affect the forward-looking statements contained herein can be found in Orrstown’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Report on Form 10-Q for the period ended March 31, 2024, and its other filings with the SEC, and in Codorus Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Report on Form 10-Q for the period ended March 31, 2024, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

For media inquiries or further information, please contact:

John Moss
SVP, Director of Marketing and Client Experience, PeoplesBank, A Codorus Valley Company
717-747-1520
jmoss@peoplesbanknet.com

Matthew Dyckman
EVP, General Counsel, Orrstown Bank
717-510-7262
mdyckman@orrstown.com